Exhibit 99.1

ON24 Announces Third Quarter 2022 Financial Results

•Total Revenue of $47.6 million
•ARR of $165.6 million, FX impact of negative $0.5 million
•Drove meaningful improvement in cost structure since Q2 with approximately $16M in run-rate savings
•Bolstered executive leadership team with two key hires

SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading sales and marketing platform for B2B digital engagement, today announced financial results for the third quarter ended September 30, 2022.
“In the third quarter, we saw exciting expansions with some of our customers, meaningfully improved our cost structure, and deepened our leadership bench with the appointment of two new go-to-market executives,” said Sharat Sharan, co-founder and CEO of ON24. “While the economic outlook remains uncertain, we are optimistic on returning to top-line growth in 2023 with line of sight to break-even Non-GAAP EPS by Q4 2023. We are focused on capturing more of our TAM by continuing to add more products and use cases to our platform while driving efficient and durable growth.”
Third Quarter 2022 Financial Highlights
•ARR of $165.6 million as of September 30, 2022, a decrease of 1% year-over-year. Foreign currency had an approximate $0.5 million negative impact in the quarter to ARR.
•Revenue:
◦Total revenue was $47.6 million, a decrease of 4% year-over-year.
◦Subscription and Other Platform Revenue was $43.3 million, a decrease of 1% year-over-year.
◦Professional Services Revenue was $4.3 million, a decrease of 25% year-over-year.
•GAAP Operating Loss was $14.8 million, compared to GAAP operating loss of $9.3 million in the third quarter of 2021.
•Non-GAAP Operating Loss was $3.6 million, compared to non-GAAP operating loss of $1.4 million in the third quarter of 2021.
•GAAP Net Loss attributable to common stockholders was $14.4 million, or $(0.30) per diluted share, compared to GAAP net loss attributable to common stockholders of $9.4 million, or $(0.20) per diluted share in the third quarter of 2021.
•Non-GAAP Net Loss was $3.3 million, or $(0.07) per diluted share, compared to a non-GAAP net loss of $1.6 million, or $(0.03) per diluted share in the third quarter of 2021.
•Cash Flow: Net cash used in operating activities was $3.5 million, compared to $0.9 million used in operating activities in the third quarter of 2021. Free cash flow was negative $4.2 million for the quarter, compared to negative $1.6 million in the third quarter of 2021.
•Cash, Cash Equivalents and Marketable Securities totaled $341.8 million as of September 30, 2022.
For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.

Recent Business Highlights / Industry Recognition
•Appointed two new leaders to ON24’s management team; Jason Olkowski as Chief Customer Success Officer and Callan Young as Chief Marketing Officer.
•Experienced strong expansion with a number of customers and average ARR per customer near record high.
•Introduced new capability and features across the ON24 platform to increase audience engagement, capture more buyer insights, enhance analytics and data, and provide advanced data integrations with leading CRM and marketing automation solutions.
Financial Outlook
For the fourth quarter of 2022, ON24 expects:
•Total revenue of $45.7 to $46.7 million.
•Non-GAAP operating loss of $4.5 to $3.5 million.
•Non-GAAP net loss per share of $(0.08) to $(0.06) using approximately 48.3 million basic and diluted shares outstanding.
•Restructuring charge of $1.0 to $1.3 million, excluded from Non-GAAP amounts above.
For the full year 2022, ON24 expects:
•Total revenue of $190 to $191 million.
•Non-GAAP operating loss of $20.1 to $19.1 million.
•Non-GAAP net loss per share of $(0.41) to $(0.39) using approximately 47.7 million basic and diluted shares outstanding.
•Restructuring charge of $2.1 to $2.4 million, excluded from Non-GAAP amounts above.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing +1 (786) 496-5601, and Canadian parties can access the call by dialing +1 (778)-800-8219, using the conference ID 7305243#.
A webcast will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.
Definitions of Certain Key Business Metrics
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, income tax, stock-based compensation, amortization of acquired intangible assets, and restructuring costs. We define non-GAAP net income (loss) as net income (loss) excluding cumulative preferred dividends allocated to preferred shareholders, stock-based compensation, amortization of acquired intangible assets, and restructuring costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss) and non-GAAP net income (loss) to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss) and non-GAAP net income (loss) may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the size of our market opportunity, the success of our new products and capabilities, the impact of the COVID-19 pandemic and vaccines on the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers, decline in our growth rate; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition and technological development in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 is a leading sales and marketing platform for digital engagement, delivering insights to drive revenue growth. ON24 serves more than 2,100 customers worldwide, including 3 of the 5 largest global technology companies, 3 of the 6 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers. Through interactive webinars, virtual events, and personalized content experiences, ON24 provides a system of engagement powered by AI for businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 Platform supports millions of professionals a month who are totaling billions of engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2022 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$36,367	$164,948
Marketable securities	305,457	217,609
Accounts receivable, net	31,213	46,117
Deferred contract acquisition costs, current	12,018	11,921
Prepaid expenses and other current assets	8,375	8,467
Total current assets	393,430	449,062
Property and equipment, net	8,129	8,780
Operating right-of-use assets	6,011	—
Intangible asset, net	1,931	—
Deferred contract acquisition costs, non-current	18,980	20,887
Other long-term assets	1,824	1,760
Total assets	$430,305	$480,489
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,283	$3,123
Accrued and other current liabilities	17,058	19,011
Deferred revenue	81,029	96,225
Finance lease liabilities, current	1,762	1,768
Operating lease liabilities, current	2,676	—
Total current liabilities	106,808	120,127
Finance lease liabilities, non-current	300	1,648
Operating lease liabilities, non-current	5,628	—
Other long-term liabilities	1,685	3,624
Total liabilities	114,421	125,399
Stockholders’ equity
Common stock	5	5
Additional paid-in capital	559,381	550,839
Accumulated deficit	(241,597)	(195,519)
Accumulated other comprehensive loss	(1,905)	(235)
Total stockholders’ equity	315,884	355,090
Total liabilities and stockholders’ equity	$430,305	$480,489

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription and other platform	$43,271	$43,601	$129,812	$130,888
Professional services	4,304	5,761	14,493	20,691
Total revenue	47,575	49,362	144,305	151,579
Cost of revenue:
Subscription and other platform(1)(3)	10,120	8,718	29,680	24,382
Professional services(1)(3)	3,182	3,349	9,867	10,252
Total cost of revenue	13,302	12,067	39,547	34,634
Gross profit	34,273	37,295	104,758	116,945
Operating expenses:
Sales and marketing(1)(3)	26,553	26,591	84,596	75,981
Research and development(1)(2)(3)	11,324	9,114	32,916	25,222
General and administrative(1)(3)	11,164	10,851	33,199	29,719
Total operating expenses	49,041	46,556	150,711	130,922
Loss from operations	(14,768)	(9,261)	(45,953)	(13,977)
Interest expense	42	65	145	402
Other (income) expense, net	(463)	106	(183)	433
Loss before provision for (benefit from) income taxes	(14,347)	(9,432)	(45,915)	(14,812)
Provision for (benefit from) income taxes	40	(32)	163	(65)
Net loss	(14,387)	(9,400)	(46,078)	(14,747)
Cumulative preferred dividends allocated to preferred stockholders	—	—	—	(558)
Net loss attributable to common stockholders	$(14,387)	$(9,400)	$(46,078)	$(15,305)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.30)	$(0.20)	$(0.97)	$(0.36)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	47,640,200	47,101,200	47,357,711	42,149,108
(1)Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue
Subscription and other platform	$849	$607	$2,540	$1,190
Professional services	165	109	505	248
Total cost of revenue	1,014	716	3,045	1,438
Sales and marketing	3,597	2,364	10,986	5,627
Research and development	2,019	1,235	5,925	2,879
General and administrative	3,273	3,516	9,152	7,851
Total stock-based compensation expense	$9,903	$7,831	$29,108	$17,795
(2)Research and development expense for the three and nine months ended September 30, 2022. Includes amortization of acquired intangible asset of $148 and $285, respectively, in connection with the Vibbio acquisition in April 2022.
(3)Includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue
Subscription and other platform	$363	$—	$363	$—
Professional services	27	—	27	—
Total cost of revenue	390	—	390	—
Sales and marketing	582	—	582	—
Research and development	61	—	61	—
General and administrative	37	—	37	—
Total restructuring costs	$1,070	$—	$1,070	$—

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(14,387)	$(9,400)	$(46,078)	$(14,747)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,407	1,129	3,953	3,423
Stock-based compensation expense	9,903	7,831	29,108	17,795
Amortization of deferred contract acquisition cost	3,833	3,803	11,850	11,305
Provision for allowance for doubtful accounts and billing reserve	456	67	1,203	1,276
Non-cash lease expense	474	—	1,475	—
Other	(344)	166	(14)	191
Change in operating assets and liabilities:
Accounts receivable	8,096	2,026	13,741	10,543
Deferred contract acquisition cost	(2,672)	(4,355)	(10,040)	(13,947)
Prepaid expenses and other assets	1,572	1,720	(5)	(5,358)
Accounts payable	(51)	(778)	263	(2,219)
Accrued liabilities	(1,624)	96	(1,369)	3,122
Deferred revenue	(9,745)	(2,714)	(15,231)	(1,055)
Other non-current liabilities	(373)	(485)	(1,749)	(648)
Net cash (used in) provided by operating activities	(3,455)	(894)	(12,893)	9,681
Cash flows from investing activities:
Purchase of property and equipment	(726)	(706)	(2,400)	(2,440)
Acquisition, net of cash acquired	—	—	(2,495)	—
Purchase of marketable securities	(99,690)	(162,558)	(211,310)	(207,039)
Proceeds from maturities and paydowns of marketable securities	59,867	8,237	121,965	11,401
Net cash used in investing activities	(40,549)	(155,027)	(94,240)	(198,078)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	—	—	—	353,397
Proceeds from exercise of stock options	729	2,487	2,467	4,282
Proceeds from issuance of common stock under ESPP	—	—	833	—
Payment of tax withholding obligations related to net share settlements on equity awards	—	—	(1,756)	(2,001)
Payment for repurchase of common stock	—	—	(21,808)	—
Repayment of equipment loans and borrowings	(68)	(54)	(201)	(22,532)
Repayment of finance lease obligations	(427)	(501)	(1,399)	(1,885)
Payment of offering costs	—	—	—	(3,481)
Net cash provided by (used in) financing activities	234	1,932	(21,864)	327,780
Effect of exchange rate changes on cash, cash equivalents and restricted cash	211	46	487	154
Net (decrease) increase in cash, cash equivalents and restricted cash	(43,559)	(153,943)	(128,510)	139,537
Cash, cash equivalents and restricted cash, beginning of period	80,092	351,825	165,043	58,345
Cash, cash equivalents and restricted cash, end of period	$36,533	$197,882	$36,533	$197,882
Supplemental disclosures of cash flow data:
Cash paid for taxes, net of refunds	$75	$217	$353	$359
Cash paid for interest	$33	$86	$120	$489

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of gross profit and gross margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP gross profit	$34,273	$37,295	$104,758	$116,945
Add:
Stock-based compensation	1,014	716	3,045	1,438
Restructuring costs	390	—	390	—
Non-GAAP gross profit	$35,677	$38,011	$108,193	$118,383
GAAP gross margin	72%	76%	73%	77%
Non-GAAP gross margin	75%	77%	75%	78%

Reconciliation of operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP sales and marketing	$26,553	$26,591	$84,596	$75,981
Less:
Stock-based compensation	(3,597)	(2,364)	(10,986)	(5,627)
Restructuring costs	(582)	—	(582)	—
Non-GAAP sales and marketing	$22,374	$24,227	$73,028	$70,354

GAAP research and development	$11,324	$9,114	$32,916	$25,222
Less:
Stock-based compensation	(2,019)	(1,235)	(5,925)	(2,879)
Restructuring costs	(61)	—	(61)	—
Amortization of acquired intangible asset	(148)	—	(285)	—
Non-GAAP research and development	$9,096	$7,879	$26,645	$22,343

GAAP General and administrative	$11,164	$10,851	$33,199	$29,719
Less:
Stock-based compensation	(3,273)	(3,516)	(9,152)	(7,851)
Restructuring costs	(37)	—	(37)	—
Non-GAAP General and administrative	$7,854	$7,335	$24,010	$21,868

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net loss to non-GAAP operating (loss) income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(14,387)	$(9,400)	$(46,078)	$(14,747)
Add:
Interest expense	42	65	145	402
Other (income) expense, net	(463)	106	(183)	433
Provision for (benefit from) income taxes	40	(32)	163	(65)
Stock-based compensation	9,903	7,831	29,108	17,795
Amortization of acquired intangible asset	148	—	285	—
Restructuring costs	1,070	—	1,070	—
Non-GAAP operating (loss) income	$(3,647)	$(1,430)	$(15,490)	$3,818

Reconciliation of net loss to non-GAAP net (loss) income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(14,387)	$(9,400)	$(46,078)	$(14,747)
Add:
Stock-based compensation	9,903	7,831	29,108	17,795
Amortization of acquired intangible asset	148	—	285	—
Restructuring costs	1,070	—	1,070	—
Non-GAAP net (loss) income	$(3,266)	$(1,569)	$(15,615)	$3,048

Reconciliation of net loss attributable to common stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to common shareholders	$(14,387)	$(9,400)	$(46,078)	$(15,305)
Add:
Cumulative preferred dividends allocated to preferred shareholders	—	—	—	558
Stock-based compensation expense	9,903	7,831	29,108	17,795
Amortization of acquired intangible asset	148	—	285	—
Restructuring costs	1,070	—	1,070	—
Non-GAAP net (loss) income attributable to common stockholders	$(3,266)	$(1,569)	$(15,615)	$3,048
GAAP net loss per share, basic and diluted	$(0.30)	$(0.20)	$(0.97)	$(0.36)
Non-GAAP net (loss) income per share, basic	$(0.07)	$(0.03)	$(0.33)	$0.07
Non-GAAP net (loss) income per share, diluted	$(0.07)	$(0.03)	$(0.33)	$0.06
Shares Used in GAAP Per Share Calculations:
GAAP weighted-average shares used to compute GAAP net loss per share, basic and diluted	47,640,200	47,101,200	47,357,711	42,149,108
Shares Used in Non-GAAP Per Share Calculations:
Non-GAAP weighted-average shares used to compute non-GAAP net (loss) income per share, basic	47,640,200	47,101,200	47,357,711	42,149,108
Non-GAAP weighted-average shares used to compute non-GAAP net (loss) income per share, diluted	47,640,200	47,101,200	47,357,711	50,630,225

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP basic and diluted net loss per share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP basic and diluted net loss per share:
Net loss	$(14,387)	$(9,400)	$(46,078)	$(14,747)
Less: Cumulative preferred dividends allocated to preferred stockholders	—	—	—	(558)
Net loss attributable to common stockholders, basic and diluted	$(14,387)	$(9,400)	$(46,078)	$(15,305)
Weighted average common stock outstanding, basic and diluted	47,640,200	47,101,200	47,357,711	42,149,108
Basic and diluted net loss per share of common stock	$(0.30)	$(0.20)	$(0.97)	$(0.36)

Reconciliation of GAAP to non-GAAP net (loss) income per share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP basic and diluted net (loss) income per share:
Net loss attributable to common stockholders	$(14,387)	$(9,400)	$(46,078)	$(15,305)
Add:
Cumulative preferred dividends allocated to preferred stockholders	—	—	—	558
Stock-based compensation	9,903	7,831	29,108	17,795
Amortization of acquired intangible asset	148	—	285	—
Restructuring costs	1,070	—	1,070	—
Non-GAAP net (loss) income attributable to common stockholders, basic and diluted	$(3,266)	$(1,569)	$(15,615)	$3,048

Non-GAAP weighted-average shares used to compute non-GAAP net (loss) income per share, basic	47,640,200	47,101,200	47,357,711	42,149,108
Non-GAAP weighted-average shares used to compute non-GAAP net (loss) income per share, diluted	47,640,200	47,101,200	47,357,711	50,630,225
Non-GAAP net (loss) income per share of common stock:
Non-GAAP net (loss) income per share, basic	$(0.07)	$(0.03)	$(0.33)	$0.07
Non-GAAP net (loss) income per share, diluted	$(0.07)	$(0.03)	$(0.33)	$0.06

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands)
(Unaudited)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities:	$(3,455)	$(894)	$(12,893)	$9,681
Less: Purchases of property and equipment	(726)	(706)	(2,400)	(2,440)
Free cash flow	$(4,181)	$(1,600)	$(15,293)	$7,241

Contacts
Media Contact:
Tessa Barron
press@on24.com

Investor Contact:
Lori Barker, The Blueshirt Group for ON24
investorrelations@on24.com